UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 4, 2019 (May 29, 2019)

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8

(Address of Principal Executive Offices, and Zip Code)

(905) 479-1810
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 29, 2019, SMTC Corporation (the “Company”) entered into a backstop agreement (the “Backstop Agreement”) with a current stockholder of the Company (the “Backstop Purchaser”) in connection with the Company’s previously announced offering of subscription rights to the Company’s stockholders and holders of the Company’s outstanding warrants (the “Rights Offering”). Pursuant to Backstop Agreement, in connection with the Rights Offering, the Backstop Purchaser has agreed to exercise its basic subscription privilege in full (the “Backstop Purchaser’s Basic Subscription Privilege”), to exercise its over-subscription privilege (the “Backstop Purchaser’s Over Subscription Privilege”) and, upon the completion of the Rights Offering, to purchase such number of the remaining available shares not otherwise subscribed for pursuant to all other stockholders’ basic subscription privileges and over-subscription privileges equal to $750,000 less the aggregate amount of shares purchased by the Backstop Purchaser pursuant to the Backstop Purchaser’s Basic Subscription Privilege and the Backstop Purchaser’s Over Subscription Privilege.

The foregoing description of the Backstop Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Backstop Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Backstop Agreement, dated as of May 29, 2019, by and between SMTC Corporation and Gregory Weaver.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2019	SMTC CORPORATION

	By:	/s/ Edward Smith
	Name:	Edward Smith
	Title:	President and Chief Executive Officer